EXHIBIT 21

                      LIST OF SUBSIDIARIES


Name                                       State of Incorporation
____                                       ______________________

Meridian Acceptance Corporation                   New Jersey

Meridian Asset Acceptance Corporation              Delaware

Meridian Asset Management, Inc.                  Pennsylvania
  Meridian Trust Company                         Pennsylvania
  Meridian Investment Company                    Pennsylvania
  Meridian Trust Company of California            California

Meridian Asset Servicing Corp.                    New Jersey

Meridian Securities, Inc.                        Pennsylvania

Meridian Capital Corp.                           Pennsylvania

Meridian Delaware Investments, Inc.                Delaware

Meridian Funding Corp.                           Pennsylvania

Meridian Life Insurance Company                     Arizona

Delaware Trust Company                             Delaware
  Delaware Trust Capital Management, Inc.          Delaware

Meridian Bank                                    Pennsylvania
  Meridian Auto Leasing, Inc.                    Pennsylvania
  Meridian Community Partnership
    Development Corporation                      Pennsylvania
  Limited Holdings Corporation                   Pennsylvania
  Meridian Leasing, Inc.                         Pennsylvania
  Meridian Mortgage Corporation                  Pennsylvania
  Meridian Properties, Inc.                      Pennsylvania

Meridian Bank, New Jersey                         New Jersey